COMMONWEALTH OF KENTUCKY
FRANKLIN CIRCUIT COURT
DIVISION II

CIVIL ACTION NO. 93-CI-00196

JULIE MIS MCPEAK, EXECUTIVE DIRECTOR OF THE KENTUCKY OFFICE OF INSURANCE, IN HER CAPACITY AS LIQUIDATOR OF KENTUCKY CENTRAL LIFE INSURANCE COMPANY AND FOR THE BENEFIT OF THE INSUREDS, CREDITORS AND SHAREHOLDERS OF KENTUCKY CENTRAL LIFE INSURANCE COMPANY PURSUANT TO THE PURPOSES OF THE "INSURERS REHABILITATION AND LIQUIDATION LAW" AND CHAPTER 304 OF THE KENTUCKY REVISED STATES

PETITIONER
v.	ORDER APPROVING FINAL DISTRIBUTION, DISSOLUTION OF CORPORATION, DISCHARGE OF LIQUIDATOR AND CLOSING OF ESTATE
KENTUCKY CENTRAL LIFE INSURANCE COMPANY	RESPONDENT

*     *     *     *     *

            This matter is before the Court on the Motion of the Petitioner, Julie Mix McPeak, in her capacity as Liquidator of Kentucky Central Life Insurance Company ("Liquidator"), for authorization to pay the remaining administrative expenses of Kentucky Central Life Insurance Company ("Kentucky Central" or "KCL"), distribute all the remaining funds from the liquidation estate to claimants in Class 7, and dissolve Kentucky Central.  Additionally, the Liquidator has moved for her discharge effective upon distribution of all funds without further order of the Court.  Having considered the Liquidator's Motion, and being otherwise fully and sufficiently advised, the Court HEREBY ORDERS that the Motion is GRANTED as follows:

            (1)        The Liquidator is authorized to pay the remaining administrative expenses incurred to date and the closing expenses in the amounts set forth in the Motion;

            (2)        The Liquidator is authorized to pay each Class 7 claimant its pro-rata share of the funds remaining in the liquidation estate following payment of the remaining administrative and closing expenses;

            (3)        Kentucky Central is dissolved as of the date of this Order;

            (4)        The Liquidator is discharged as of the date of the final distribution to the Class 7 claimants; and

            (5)        Counsel for the Liquidator shall file a notice with the Court advising the Court of the date of the final distribution.

            This    3rd    day of December 2007.

/s/ Thomas D. Wingate
JUDGE, FRANKLIN CIRCUIT COURT

Tendered by:

/s/ Erica L. Horn

Janet A. Craig
Erica L. Horn

R. Benjamin Crittenden

STITES & HARBISON, PLLC

421 West Main Street

P.O. Box 634

Frankfort, KY  40602-0634

Telephone:  (502) 223-3477

COUNSEL FOR PETITIONER, THE

LIQUIDATOR OF KENTUCKY CENTRAL

LIFE INSURANCE COMPANY

DISTRIBUTION LIST:

Kevin P. Griffith, Esq.	Guy M. Graves, Esq.
Baker & Daniels	Gess, Mattingly & Atchison, P.S.C.
300 N. Meridian Street	201 West Short Street
Suite 2700	Lexington, KY 40507
Indianapolis, IN 46204-1000	ggraves@gmalaw.com
Kevin.Griffith@bakerd.com	COUNSEL FOR CERTAIN FORMER
COUNSEL FOR NOLHGA	KCL AGENTS

William J. Hunter, Jr., Esq.	Paul E. Sullivan, Esq.
Stoll, Keenon & Ogden PLLC	Thomas C. Walker, Esq.
500 W. Jefferson St., Suite 2000	Frost Brown Todd, LLC
Louisville, KY 40202-2874	Lexington Financial Center
William.Hunter@skofirm.com	250 West Main Street, Suite 2700
COUNSEL FOR STERLING GRACE	Lexington, KY 40507-1749
psullivan@fbtlaw.com
COUNSEL FOR SHAREHOLDERS TO
SAVE KCL

Joel E. Bradshaw, Esq.	Harry Lee Meyer
Bradshaw & Richards	Ogden & Ogden PLLC
3302 Fuhrman Ave E #202	Suite 1610
Seattle, WA 98102	500 W. Jefferson Street
ggraves@gmalaw.com	Louisville, KY 40202-2826
COUNSEL FOR CERTAIN	hlm@iglou.com
FORMER KCL AGENTS	COUNSEL FOR STERLING GRACE
PROPERTY RECOVERY CO.

James M. Morris
Morris & Morris, P.S.C.
217 North Upper Street
Lexington, KY 40507
COUNSEL FOR WILLIAM
R. PICKERING AND
TODD WARREN

Janet A. Craig
Erica L. Horn
R. Benjamin Crittenden
STITES & HARBISON, PLLC
P.O. Box 634
Frankfort, KY 40602-0634
COUNSEL FOR PETITIONER, THE
LIQUIDATOR OF KENTUCKY CENTRAL
LIFE INSURANCE COMPANY